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                         OXBORO MEDICAL INTERNATIONAL, INC.
                        NONQUALIFIED STOCK OPTION AGREEMENT

                                  January 28, 1998

Dear Mr. Garin:

     At the direction of the Board of Directors of Oxboro Medical International, Inc. (the "Company"), you are hereby notified that the Board has granted to you a Stock Option ("Option") to purchase 40,000 shares of Common Stock ("Stock") of the Company at a price of $1.25 per share. The date of grant of this Option is the date of this notice, and it is the determination of the Board of Directors that on this date the fair market value of the Company's Common Stock does not exceed $1.25 per share.

     You are not required to exercise this Option. This Option must be exercised, if at all and to the extent exercised, on or before January 29, 2003.

     Your Option is in all respects limited and conditioned by the following:

     a.   Your Option is immediately exercisable in full.

     b. The purchase price of any Stock purchased pursuant to exercise of this Option may be paid in cash or by certified or cashier's check or by delivery to the Company of shares of Stock owned by you for at least six months prior to delivery in an amount equal in fair market value to the purchase price of the shares of Stock being purchased pursuant to this Option. In addition, such purchase price may be paid by a loan from the Company upon such terms as the Board of Directors may establish from time to time.

     c. Your Option may be exercised by you, but only by you, at any time during your lifetime prior to six (6) months after the date of the termination of your service as a member of the Board of Directors of the Company, but only to the extent you were entitled to exercise your Option at the date of such termination and only if your Option has not expired. In no event will your Option be exercisable after the expiration of five (5) years from the date such Option is granted.

     d. In the event of your death while you are a director of the Company, your Option may be exercised at any time within six (6) months following the date of your death by your estate or by a person who acquired the right to exercise your Option by will or the laws of descent and distribution. In either case, such Option may be exercised only to the extent you were entitled to exercise the Option at the time of your death. In the event of your death within ninety (90) days after termination of your service as a director, then the Option may be exercised at any time within three (3) months following the date of your death by your estate or by a person who acquired the right to exercise your Option by will or by the laws of descent and distribution, but only to the extent you were entitled to exercise the Option at the time of such termination.

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     e.   You may not transfer, sell, pledge, assign, or otherwise dispose of your Option, other than at death by will or the laws of descent and distribution, and your Option during your lifetime is exercisable only by you.

     f. The shares of Stock you may acquire upon exercise of your Option are subject to restrictions against transfer.

     g. Unless a registration statement under the Securities Act of 1933 (and applicable state securities laws) is in effect with respect to this Option or Stock to be purchased pursuant to this Option, you agree with, and represent to, the Company that you are acquiring the Option and Stock for the purpose of investment and not with a view to transfer, sell, or otherwise dispose of the Option or Stock, except as may be permitted under applicable securities laws. The Company may require an opinion of counsel satisfactory to it prior to the transfer of any Stock to or by you to assure at all times that such transaction will be in compliance with applicable federal and state securities laws.

     As a condition to the issuance of shares of Stock under this Option, you agree to remit to the Company at the time of any exercise of this Option any taxes required to be withheld by the Company under federal, state, or local law as a result of your exercise of this Option. At your option, such taxes may be paid by delivery to the Company of shares of Stock already owned by you or withholding of shares issuable upon exercise of this Option, in either case in an amount equal in fair market value to the taxes owed.


                                       OXBORO MEDICAL INTERNATIONAL, INC.


                                       By   /s/ Larry A. Rasmusson
                                            ------------------------------
                                            Larry A. Rasmusson
                                            Its Chief Executive Officer



                                     ACCEPTANCE

     I hereby accept the terms and provisions of the above Nonqualified Stock Option Agreement and agree to be bound by its terms. I also agree to accept as binding, conclusive, and final all decisions or interpretations of the Company's Board of Directors upon any questions arising under the Option.

Dated effective Jan. 28, 1998.
                -------

                                       /s/ Robert S. Garin
                                       ------------------------------
                                       Robert S. Garin


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                         NOTICE OF EXERCISE OF STOCK OPTION

                            AND RECORD OF STOCK TRANSFER

     I hereby exercise the Stock Option granted by Oxboro Medical
International, Inc., effective January 28, 1998, subject to all terms and provisions thereof, and notify you of my desire to purchase _______ shares of Common Stock of the Company (the "Shares"), offered to me pursuant to said Option. Enclosed is my check in the sum of $_________________ in full payment for the Shares.


[This paragraph is applicable if the Shares are not registered under the Securities Act of 1933.] I hereby represent that the Shares are being acquired by me as an investment and not with a view to, or for resale in connection with, the distribution of any shares of the Company. I understand that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, that the Shares may not be sold or otherwise transferred except pursuant to an effective registration statement under the Act and said laws unless the Company has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under the Act or said laws and, for any sales under Rule 144 of the Act, such evidence as it shall request for compliance with that rule or applicable state securities laws, and that the certificate representing the Shares may contain a legend referring to such restrictions.

     I agree that I am responsible for any taxes payable as a result of the exercise of the option or the sale of the shares issued upon such exercise.
I agree that if the Company is required to withhold any taxes as a result of my exercise of the option, I will remit any required amount to the Company as a condition to the issuance to me of the Shares.


Dated: _______________, 19__.

                                           ___________________________________
                                           Optionee's Signature


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                                      RECEIPT


     RECEIPT is hereby acknowledged of the delivery to me by Oxboro Medical International, Inc., on ____________, 19__, of stock certificate no. ___________ for _________ shares of Common Stock purchased by me pursuant to the terms and conditions of a stock option granted to me effective January
28, 1998.


                                           ___________________________________
                                           Optionee


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